                                                                  Rule 424(b)(3)
                                                                      333-112274


             Addendum to Prospectus Supplement Dated July 28, 2005

                                                  Dated:  February 15, 2006

                                STATE OF ISRAEL
                                 $3,350,000,000
                              THIRD JUBILEE ISSUE
                           DOLLAR BONDS (FIXED RATE)

                    ----------------------------------------

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on February 15, 2006 and terminating on February 28, 2006 is:

          Series A (Five Years): 4.95%               Series B (Ten Years): 5.35%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by February 23, 2006.